AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 1998


                           REGISTRATION NO. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             ----------------------

                             DUKE ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

          NORTH CAROLINA                                 56-0205520
     (State of incorporation)                         (I.R.S. Employer
                                                     Identification No.)


                             422 SOUTH CHURCH STREET
                            CHARLOTTE, NC 28242-0001
                                 (704) 594-0887
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



            RICHARD J. OSBORNE                                 JOHN SPUCHES
Executive Vice President and Chief Financial Officer         Dewey Ballantine
          422 South Church Street                        1301 Avenue of the Americas
      Charlotte, North Carolina 28242-0001              New York, New York 10019-6092
          Telephone No. 704-382-5159                      Telephone No. 212-259-7700

 (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                             ----------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
|_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================



Title of each class of                 Amount to be     Proposed           Proposed maximum        Amount of
securities to be registered            registered       maximum            aggregate offering      registration fee
                                                        offering price     price(1)
                                                        per share(1)


Common Stock, without par value      3,500,000 shares   $57.469            $201,141,500             $59,590

===============================================================================

         (1) Pursuant to Rule 457(c), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange on July 13, 1998.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                   SUBJECT TO COMPLETION, DATED JULY 17, 1998


(Red herring language appears here rotated at 90 degrees and reads as follows):

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. Information contained herein is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  D U K E  E N E R G Y  C O R P O R A T I O N

                          InvestorDirect Choice Plan


     The Duke Energy InvestorDirect Choice Plan ("Plan") provides a convenient way to purchase shares of the Company's Common Stock, without par value ("Duke Energy Common Stock"), without payment of any brokerage commissions or service charges. The Plan promotes long-term ownership in Duke Energy by offering:


      o A simple way to increase your holdings in Duke Energy Common Stock by automatically reinvesting your cash dividends;


      o The opportunity to purchase additional shares by making optional investments of at least $50 for any single investment, up to a maximum of $100,000 per calendar year;


      o A feature which allows you to deposit certificates representing Common Stock into the Plan for safekeeping.


     This Plan amends and restates the prior Stock Purchase and Dividend Reinvestment Plan of the Company. Therefore, current participants in that plan will automatically continue to participate in the Plan.


     You do not have to be a current shareholder of Duke Energy to participate in the Plan. You can purchase your first shares of Duke Energy Common Stock by making an initial investment of not less than $250 and not more than $100,000. To the extent required by applicable state securities laws in certain jurisdictions, shares of Common Stock offered under the Plan to persons not presently record holders of Common Stock may be offered only through a registered broker/dealer in such jurisdictions.


     This Prospectus relates to 3,500,000 shares of Common Stock offered for purchase under the Plan.


     It is suggested that this Prospectus be retained for future reference.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this Prospectus is July , 1998

                               TABLE OF CONTENTS



                                                  Page
                                                 -----
Duke Energy InvestorDirect Choice Plan:
 Summary of the Plan .........................     1
 Administration of the Plan ..................     1
 Enrollment ..................................     2
 Investment Options ..........................     3
 Optional Investments ........................     3
 Purchase of Shares ..........................     4
 Sale of Shares ..............................     5
 Safekeeping of Certificates .................     5
 Gifts or Transfers of Shares ................     6
 Issuance of Certificates ....................     6
 Statement of Account ........................     7
 Termination of Participation ................     7
Miscellaneous:
 Other Information ...........................     7
 Federal Income Tax Consequences .............     8
 Interpretation of the Plan ..................     8
 Use of Proceeds .............................     9
 Available Information .......................     9
 Legal Matters ...............................     9
 Experts .....................................     9
 Documents Incorporated by Reference .........    10

                            DUKE ENERGY CORPORATION

Duke Energy Corporation, based in Charlotte, N.C., is a global energy company with $20 billion in assets. In June of 1997, Duke Power Company merged with Houston-based PanEnergy Corp and changed its name to Duke Energy. Duke Energy companies provide electric service to approximately 2 million customers; operate pipelines that deliver approximately 12 percent of the natural gas consumed in the United States; and are leading marketers of electricity, natural gas and natural gas liquids. Globally the companies develop, own and operate energy facilities and provide engineering, management, operating and environmental services. Duke Energy is the issuer of the Common Stock offered hereby. Its principal executive offices are located at 422 South Church Street, Charlotte, NC 28202-1904. (Telephone No. (704) 594-6200).

                              SUMMARY OF THE PLAN

o Enrollment: An interested investor who does not already own shares of Duke Energy Common Stock, may enroll in the Plan by making an initial investment of at least $250. Shareholders enrolled in the current Stock Purchase and Dividend Reinvestment Plan are automatically enrolled in the Plan. No action is required for current participants. Other existing Duke Energy shareholders may participate by submitting a completed Enrollment Form. If your shares of Common Stock or Preferred Stocks are held in a brokerage account, you may participate directly by registering some or all of those shares in your name.

o Reinvestment of Dividends: You may elect to have all or a portion of your cash dividends on Duke Energy Common Stock or Preferred Stocks automatically reinvested toward the purchase of additional shares of Duke Energy Common Stock without paying any fees. You also have the option of receiving a cash dividend on all or a portion of the shares held in your Account under the Plan.

o Optional Investments: You may invest additional funds in Common Stock through optional investments of at least $50 for any single investment up to $100,000 per calendar year. Optional investments may be made occasionally or at regular intervals, as you desire. Your funds are fully invested in Common Stock through the purchase of whole shares and fractional shares. Proportionate cash dividends on fractional shares of Common Stock are either paid or reinvested depending upon your reinvestment election.

o Safekeeping of Certificates: The Plan offers a safekeeping service whereby you may deposit, free of any service charges, certificates representing Common Stock held in certificate form into the Plan. This service can be selected without participating in any other feature of the Plan.

o Gifts or Transfer of Shares: You may direct the Company to transfer all or a portion of the shares of Common Stock credited to your Account to another person, whether or not the transferee is a Participant in the Plan. There is no cost for this service, and it is available for all shares held in the Plan, including shares deposited into the Plan for safekeeping.

o Sale of Shares: You may sell shares of Common Stock credited to your Account (including those shares deposited into the Plan for safekeeping) through the Plan. A nominal brokerage commission will be deducted from the proceeds of the sale.

o Statement of Account: You will receive a statement for each month during which your Account has had activity. All Participants will receive a quarterly statement of account.

o Fees: No fees will be charged to you for the purchase of shares through your Plan Account. A nominal brokerage commission will be deducted from the proceeds of any sale of shares credited to your Account (currently $0.05 per share).


                          ADMINISTRATION OF THE PLAN

     Duke Energy's Investor Relations Department administers the Plan (the "Administrator"). Its responsibilities include receiving cash investments, maintaining records, issuing statements of account and performing other duties required by the Plan. A custodian bank selected by the Company holds shares registered in the Plan's nominee name representing the aggregate number of whole shares of Common Stock purchased under, or deposited for safekeeping into, the Plan and credited to Participants' Accounts. The Administrator will forward funds to be used to purchase shares of Common Stock in the open market to an independent agent selected by the Company (an "Independent Agent"). The Independent Agent is responsible for purchasing and selling shares of Common Stock in the open market for Participants' Accounts in accordance with the provisions of the Plan.

The Administrator may be contacted as detailed below.


               DUKE ENERGY TELEPHONE NUMBERS AND MAILING ADDRESS

For information about the Duke Energy InvestorDirect Choice Plan:

                          Toll-free telephone #: (800) 488-3853
                          Charlotte telephone #: (704) 382-3853

                          FAX: (704) 382-3814
                          Internet: www.duke-energy.com

Written requests and cash investments should be mailed to:

  Duke Energy Corporation            For Overnight Delivery:
  Investors Relations Department
  PO Box 1005                        422 S. Church Street
  Charlotte, NC 28201-1005           Charlotte, NC 28202-1904

                                  ENROLLMENT

     You are eligible to participate in the Plan if you meet the requirements outlined below. If you are a citizen or resident of a country other than the United States, its territories and possessions, you must first determine that participation would not violate local laws applicable to the Company, the Plan and the Participant.

     If you do not currently own any shares of Duke Energy Common Stock or Preferred Stocks, you may join the Plan after receiving a copy of this Prospectus and returning a completed Enrollment Form along with an initial cash investment of at least $250, but not more than $100,000. You may receive enrollment information from a registered broker-dealer in your state rather than directly from Duke Energy. Some state securities laws require that a registered broker-dealer send information to their residents; therefore, a registered broker-dealer will forward the Prospectus and Enrollment Form to residents of those states.

     If you already own shares of Duke Energy Common Stock or Preferred Stocks and the shares are registered in your name, you may join the Plan after receiving a copy of this Prospectus and returning a completed Enrollment Form. Registered shareholders should be sure to sign their names on the Enrollment Form exactly as they appear on their stock certificates. If you are currently participating in the Stock Purchase and Dividend Reinvestment Plan, you are automatically enrolled in the Plan without sending an Enrollment Form. However, should you wish to change your participation in any way, please contact our office for instructions.

     If your shares of Duke Energy Common Stock or Preferred Stocks are held in a brokerage, bank or other intermediary account ("street name"), you may participate in the Plan by instructing your broker, bank, or trustee to register the shares in your name or by making arrangements with the broker, bank, or trustee to participate on your behalf. As another option, you may request a copy of this Prospectus from the Administrator and return a completed Enrollment Form along with an initial investment of at least $250 to Duke Energy Investor Relations.

                              INVESTMENT OPTIONS

     Listed below are the options regarding the reinvestment of your dividends. Once a reinvestment election is made, you may change that election at any time by notifying Duke Energy Investor Relations in writing. For a particular dividend to be reinvested, your notification must be received prior to the record date for that dividend. (The dividend record date for Duke Energy Common Stock is normally the Friday closest to the 15th of February, May, August and November, respectively).

      FULL DIVIDEND REINVESTMENT -- Your dividend is automatically reinvested on all shares of Common Stock and Preferred Stocks. This includes reinvestment on Plan shares as well as shares held outside of the Plan.

      PARTIAL DIVIDEND REINVESTMENT -- You must specify the number of shares of Common Stock, including Plan shares, and/or the number of shares of each series of Preferred Stocks, on which you wish to receive the cash dividend. Dividends on the remaining shares are reinvested.

      OPTIONAL INVESTMENTS ONLY / NO DIVIDEND REINVESTMENT -- You will receive cash dividends on all shares, including Plan shares.

     Direct Deposit of Cash Dividends -- If you choose the partial dividend reinvestment option or the no dividend reinvestment option, you may elect to have all of your cash dividends deposited directly into your U.S. bank account on the dividend payment date instead of receiving a check by mail. You must complete a direct deposit authorization form (available from the Administrator) and return it to the Administrator, along with a voided check for the designated bank account. In order to initiate, change or stop the direct deposit of dividends, your written request must be received at least 30 days prior to the dividend payment date.


                              OPTIONAL INVESTMENTS

     You can purchase additional shares of Duke Energy Common Stock by using the Plan's optional investment feature. You must invest at least $50 at any one time and cannot invest more than $100,000 in a calendar year. There is no obligation to make any optional investment.

o Investment Dates: An "Investment Date" will occur twice each month -- on the 3rd and 18th day of the month or, if that day is not a business day, the business day immediately following that day. Optional and initial investments must be received by the Administrator no later than two business days prior to an Investment Date to be invested in Common Stock beginning on that Investment Date. Otherwise, the funds may be held by the Administrator and invested beginning on the next Investment Date. No interest will be paid on funds held by the Administrator pending investment. Accordingly, you should transmit investments so as to reach the Administrator shortly (but not less than two business days) before an Investment Date.

  Dividend payments selected for reinvestment will be invested beginning on the Investment Date immediately following the relevant dividend payment date.

o Method of Payment:

 Check or Money Order -- You may make investments during any month by delivering to the Administrator (a) a completed optional investment stub (the tear-off portion located at the top of your statement) or an Enrollment Form and (b) a personal check or money order made payable to Duke Energy. Please do not send cash.

 Automatic Bank Draft -- You may pre-authorize the Administrator to deduct a set amount ($25 minimum) from a U.S. checking, savings, or credit union account. To initiate the bank draft, you must complete and sign the Bank Draft Authorization section of the Enrollment Form, and return it to the Administrator with a voided check for the bank account from which funds are to be drafted. Automatic bank drafts will be initiated as promptly as practicable and, after initiated, funds will be drawn on the 16th of each month or if that date falls on a non-business day, the next business day. Such funds will be invested in Common Stock beginning on the next Investment Date. You should allow up to 4 weeks for the first automatic bank draft to be initiated. In order to terminate an automatic bank draft, you must notify the Administrator in writing at least ten business days prior to the next automatic bank draft date to be effective by that date.

o Dividends paid on shares purchased: If your optional investment purchases shares which are added to your Plan Account by a dividend record date, you will receive the upcoming dividend on those newly added shares as well as any other shares already credited to your Account. Dividends on Common Stock are generally paid on the 16th of March, June, September and December to shareholders of record on the Friday closest to the 15th of February, May, August, and November, respectively. Thus, shares purchased by optional investment by the first Investment Date occurring in February, May, August and November will be credited to your Plan Account in time to receive dividends payable with respect to the dividend record date in that month.

o Pending investments: Optional and initial investments, pending investment pursuant to the Plan, will be credited to your Plan Account and held in a trust account which will be separate from any other funds or monies of the Company. Cash investments not invested in Common Stock within 30 days of receipt will be promptly returned to you.


                              PURCHASE OF SHARES

o Source of shares: Shares of Common Stock needed to meet the requirements of the Plan will be either newly issued shares of Common Stock or shares of Common Stock purchased in the open market by an Independent Agent. The Plan limits the Company from changing its determination regarding the source of shares to not more than once in any 3-month period.

o Pricing of shares purchased from Duke Energy (newly issued shares): The price of newly issued shares purchased directly from the Company will be the average of the high and low prices of the Common Stock reported on the New York Stock Exchange Composite Tape as published in The Wall Street Journal for the trading date preceding the Investment Date. In the event no trading is reported for that trading day, the purchase price may be determined by the Company on the basis of such market quotations as it deems appropriate.

o Pricing of shares purchased in the open market: The price of any shares of Common Stock purchased in the open market to satisfy Plan requirements will be the weighted average price per share of the aggregate number of shares purchased for the relevant Investment Date. Any brokerage fees incurred by the Plan for open market purchases will be paid by Duke Energy and will be reported to you as taxable income. Such fees will become a part of the cost of shares purchased on your behalf.

     Purchases in the open market may begin on the relevant Investment Date and will be completed no more than 15 days after that Investment Date. Funds not invested in Common Stock within 30 days of receipt will be promptly returned to you. With regard to open market purchases of shares of Common Stock by an Independent Agent, neither the Company, the Administrator, nor any Participant will have any authority or power to direct the time or price at which shares may be purchased, the markets on which the shares are to be purchased, or the selection of the broker or dealer (other than the Independent Agent) through whom purchases may be made. Therefore, you will not be able to precisely time your purchases through the Plan, and will bear the market risk associated with fluctuations in the price of Duke Energy's Common Stock.

     The number of shares (including any fraction of a share, rounded to four decimal places) of Common Stock credited to your Account for a particular Investment Date will be determined by dividing the total amount of cash dividends, optional investments and/or initial investments to be invested for you on such Investment Date by the relevant purchase price per share.

     The Independent Agent may commingle each Participant's funds with those of other Participants for the purpose of executing purchase and sale transactions.



                                 SALE OF SHARES

     You may request, at any time, that all or a portion of the shares of Common Stock credited to your Account be sold by delivering to the Administrator written instructions, either by mail or telecopier (fax), signed by all registered holders of such shares. The Administrator will forward the instructions to the Independent Agent, who will sell the shares as promptly as practicable. The Independent Agent cannot, however, sell any certificated shares owned by a Participant unless the certificates are first deposited into the Plan using the safekeeping feature. The Administrator reserves the right to close your Plan Account if the share balance in the Account is less than one whole share. A check for the value of any fractional share less applicable brokerage commissions will be sent to you.

o Timing of Sales: Sale of Plan shares by the Independent Agent will generally be made at least weekly or more frequently if volume dictates. With regard to such sales, neither the Company, the Administrator, nor any Participant will have any authority or power to direct the time or price at which shares may be sold, the markets on which the shares are to be sold, or the selection of the broker or dealer (other than the Independent Agent) through which sales may be made. Therefore, you will not be able to precisely time your sales through the Plan, and will bear the market risk associated with fluctuations in the price of Duke Energy Common Stock. You may also choose to sell your shares through a stockbroker of your choice, in which case you should withdraw the shares by requesting a certificate for your shares from Duke Energy Investor Relations (See "Issuance of Certificates" on page 6).

o Pricing of Shares Sold: The sale price will be the weighted average price of all shares sold for Participants during the period in which the Independent Agent is provided with Plan shares for such sale. You will receive the proceeds of the sale less a nominal brokerage fee (currently $0.05 per share) and any required tax withholdings or transfer taxes.


                          SAFEKEEPING OF CERTIFICATES

     Any Common Stock you hold in certificate form may be deposited into the Plan for safekeeping by delivering such stock certificates, unendorsed, to the Administrator and requesting that these shares be credited to your Plan Account. This may be done at the time of enrollment by delivering the certificates along with a completed Enrollment Form or at any later time. The safekeeping feature is offered at no charge to you and eliminates the risk associated with the loss of stock certificates. The shares of Common Stock so deposited will be credited to your Plan Account and will be treated in the same manner as shares of Common Stock purchased under the Plan and credited to your Plan Account. Cash dividends paid on shares of Common Stock that were deposited into the Plan for safekeeping will be reinvested in shares of Common Stock in accordance with your reinvestment election designated on your Enrollment Form.

                         GIFTS OR TRANSFERS OF SHARES

You may give or transfer shares of Duke Energy Common Stock to anyone you choose by:

   (1) making an initial cash investment to establish an Account in the recipient's name. Simply complete and submit to the Administrator an application in the recipient's name together with the required initial investment of at least $250; or

   (2) submitting an optional payment in an amount of not less than $50 nor more than $100,000, on behalf of an existing Participant; or

   (3) transferring shares from your Plan Account to another person as described below.

     You may transfer ownership of all or part of your Plan shares by delivering to the Administrator a written request with instructions for change in ownership. Requests for Account transfers are subject to the same requirements as requests for the transfer of securities, including the requirement of receipt by the Administrator of a properly executed and signed stock power with signatures guaranteed by a financial institution participating in the Medallion Signature Guarantee program. Most banks and brokers participate in the Medallion Signature Guarantee program.

     Shares transferred will continue to be held by the Administrator under the Plan. An Account will be opened in the name of the transferee, if the transferee is not already a Participant, and such transferee will automatically be enrolled in the Plan. The transferee may make elections with regard to reinvestment of cash dividends on such transferred shares on the Enrollment Form that is provided to him or her. If no election is made, cash dividends will be reinvested on behalf of the transferee. A statement will be sent to the transferee showing the transfer of shares into his or her Account unless you request otherwise.

     The transfer will be done as soon as practicable following the Administrator's receipt of the required documentation. Requests for transfer of the entire Account balance received after a dividend record date will be held until the dividend has been paid, reinvested in Common Stock and applied to your Plan Account.

     Except for transfers of shares of Common Stock as noted above, shares of Common Stock credited to your Account may not be pledged or assigned. If you wish to pledge or assign your shares, you must withdraw those shares from your Account.


                            ISSUANCE OF CERTIFICATES

     You may obtain, free of charge at any time, a certificate for all or a part of the whole shares of Common Stock credited to your Account upon written request to the Administrator. The reverse side of the statement top may be used for this purpose. Such certificate(s) will be mailed by first class mail, within two business days of the Administrator's receipt of the written request, to your address of record. The issuance of Plan shares in certificate form will not change your reinvestment instructions unless otherwise directed. Any remaining whole or fractions of shares of Common Stock will continue to be credited to your Plan Account. Certificates for fractions of shares of Common Stock will not be issued under any circumstances.

     Certificates will be issued in the name(s) in which the Account is registered unless otherwise instructed. If the certificate is issued in a name other than your Plan Account registration, the signature on the instructions or stock power must be guaranteed by a financial institution participating in the Medallion Signature Guarantee program. Most banks and brokers participate in the Medallion Signature Guarantee program.

                             STATEMENT OF ACCOUNT

     You will receive a quarterly statement showing all transactions for your Plan Account during the current calendar year. Supplemental statements will be provided in months in which you have made an optional investment, deposited, transferred, or withdrawn shares of Common Stock. The Administrator will also send a statement promptly after the sale of Common Stock under the Plan. You should retain these statements in order to establish the cost basis of shares purchased under the Plan for tax and other purposes.

     Please notify Duke Energy Investor Relations promptly of any change in address. All notices, statements and reports will be mailed to your address of record.


                         TERMINATION OF PARTICIPATION

     You may terminate your participation in the Plan at any time by delivering to the Administrator written instructions, either by mail or telecopier (fax), signed by all registered holders listed on the Account. Upon termination, you must elect either to receive a certificate for the number of whole shares held in your Account and a check for the value of any fractional share, or to have all the shares in your Account sold for you as described in "Sale of Shares" on page 5.

     The Administrator will send to you, your stock certificates and/or proceeds as soon as practicable. If a notice of termination is received after a dividend record date but before the related dividend payment date, a separate dividend check will be mailed to you on the dividend payment date. Thereafter, cash dividends on any remaining Duke Energy Common Stock you hold will be paid to you and will not be reinvested.


                               OTHER INFORMATION

o Stock Dividend / Stock Split: Any stock dividends or split shares distributed by the Company on shares credited to your Plan Account will be added to your Plan Account. Stock dividends or split shares distributed on shares registered in your name outside of the Plan will be mailed directly to you in the same manner as to holders of shares of Common Stock who are not participating in the Plan.

o Rights Offering: Your entitlement in a regular rights offering will be based upon your total holdings of Common Stock in the Plan. Rights certificates will be issued only for the number of whole shares credited to your Plan Account, however, and rights based on a fraction of a share held in your Account will be sold for the Account and the net proceeds will be invested in Duke Energy Common Stock and added to your Plan Account by the end of the following month.

o Voting of Proxies: You will have the exclusive right to exercise all voting rights with respect to shares of Common Stock credited to your Plan Account. You will receive proxy materials from the Company for each shareholder meeting, including a proxy statement and a form of proxy covering all shares credited to your Plan Account and all shares of stock registered in your name outside of the Plan as of the proxy record date. If no instructions are received on a returned, properly signed proxy card, with respect to any item thereon, all of your whole and fractional shares will be voted in accordance with the recommendations of the Company's Board of Directors. If the proxy is not returned or is returned unsigned, none of your shares will be voted unless you vote in person or appoint another person as proxy to vote your shares.

o Shareholder Communications: In addition to proxy materials, Participants will have the right to receive all communications sent to holders of Common Stock generally.

o Responsibility of the Administrator, the Independent Agent, and Duke Energy:
  Neither the Administrator (including Duke Energy acting as such) nor the Independent Agent will be liable for any act done in good faith or for the good faith omission to act in connection with the Plan, including, without limitation, any claim of liability arising out of failure to terminate your Plan Account upon your death prior to receipt of notice in writing of such death, or with respect to the prices at which shares of Common Stock are purchased or sold for your Plan Account and the times when such purchases and sales are made.

 The Company cannot assure you of a profit or protect you against a loss on the shares of Common Stock purchased or sold under the Plan.

 The payment of dividends is at the discretion of Duke Energy's Board of Directors and will depend upon future earnings, the financial condition of Duke Energy and other factors.

o Plan Modification or Termination: The Company reserves the right to suspend, modify or terminate the Plan at any time without the approval of Participants. Notice of any suspension, termination or significant modification of the Plan will be sent to all Participants, who will in all events have the right to withdraw from participation.

o Listing: The outstanding Common Stock is listed on the New York Stock Exchange (symbol: DUK).

o Transfer Agent and Registrar: Duke Energy serves as its own transfer agent and registrar for the Common Stock and the Preferred Stocks of the Company.


                        FEDERAL INCOME TAX CONSEQUENCES

     You are advised to consult your tax or financial advisor with respect to the tax consequences of participation in the Plan.

     In general, you will have the same Federal income tax obligations with respect to dividends payable to you on the shares of Common Stock credited to your Plan Account as other holders of shares of Common Stock. For Federal income tax purposes, you will be treated as having received, on the dividend payment date, a dividend equal to the full amount of the cash dividend payable on such date with respect to your shares, even though that amount may not actually be received by you in cash but, instead, applied to the purchase of shares for your Plan Account.

     The tax basis of shares acquired through the reinvestment of dividends will be equal to the value of dividends reinvested. The tax basis of shares purchased with cash investments will be equal to the amount of such investments. Your December Plan statement, will capture all Plan activities for that year and may be useful when calculating your tax basis.

     Upon the sale of either a portion or all of your shares from the Plan, you may recognize a capital gain or loss based on the difference between the sales proceeds and the tax basis in the shares sold, including any fractional share. You will not realize any taxable income when you receive certificates for whole shares credited to your Account under the Plan.

     If you are subject to withholding taxes, the Company will withhold the required taxes from the gross dividends or proceeds from the sale of shares. The dividends or proceeds received by you, or dividends reinvested on your behalf, will be net of the required taxes.


                          INTERPRETATION OF THE PLAN

     The officers of the Company are authorized to take such actions as may be consistent with the Plan's terms and conditions. The Company reserves the right to interpret and regulate the Plan as the Company deems desirable or necessary in connection with the Plan's operations.

                                USE OF PROCEEDS

     The Company will receive proceeds from the purchase of Common Stock pursuant to the Plan only to the extent that such purchases are made directly from the Company (newly issued shares), and not from open market purchases. Proceeds received by the Company (which cannot be estimated), if any, will be used for general corporate purposes.


                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files periodic and current reports and other information with the Securities and Exchange Commission (the "Commission"). Information concerning directors and officers, their remuneration, the principal holders of securities of the Company and any material interest of such persons in transactions with the Company, as of particular dates, is disclosed in proxy statements distributed to shareholders of the Company and filed with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, 500 West Madison Street, Suite 1400, Chicago, Ill. 60661, and Seven World Trade Center, Suite 1300, New York, N.Y. 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, N.Y. 10005, where certain securities of the Company are listed. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission.


                                 LEGAL MATTERS

     Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by Robert S. Lilien, Vice President and General Counsel, Corporate and Energy Services. As of June 30, 1998, Mr. Lilien was the beneficial owner of 1,109 shares of Duke Energy Common Stock, and options to purchase 9,800 shares of Duke Energy Common Stock, none of which are currently exercisable.


                                    EXPERTS

     The financial statements of the Company and its consolidated subsidiaries, except PanEnergy Corp and subsidiaries as of December 31, 1996 and for each of the two years in the period ended December 31, 1996, included in the Company's annual report on Form 10-K for the year ended December 31, 1997, which are incorporated herein by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing therein. The financial statements of PanEnergy Corp and subsidiaries (consolidated with those of the Company) as of December 31, 1996 and for each of the two years in the period ended December 31, 1996 have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report included therein. Such financial statements of the Company and its consolidated subsidiaries are incorporated herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Prospectus:

   o Annual report on Form 10-K of the Company for the year ended December 31, 1997.

   o Quarterly report on Form 10-Q of the Company for the quarter ended March 31, 1998.

   o The description of the Duke Energy Common Stock, which is contained in the Company's Registration Statement on Form S-4, Registration No. 333-23227, filed with the Commission on March 13, 1997, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering made in this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be made a part hereof from the date of filing of such documents; provided, however, that documents enumerated above or subsequently filed by the Company pursuant to Section 13 or 14 of the Securities Exchange Act of 1934 prior to the filing with the Commission of the Company's most recent Annual Report on Form 10-K shall not be incorporated by reference in this Prospectus or be a part hereof from and after the filing of such Annual Report on Form 10-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon oral or written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein. Requests for copies of such documents should be addressed to Investor Relations Department, Duke Energy Corporation, P.O. Box 1005, Charlotte, North Carolina 28201-1005 (Telephone No. 382-3853 in Charlotte or (800) 488-3853,
toll free, from other locations).

No person has been authorized to give information or to make any representations, other than those contained in this Prospectus, in connection with the offering made by this Prospectus, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offering of any securities other than those to which it relates, or an offering of those to which it relates, to any person in any jurisdiction in which such offering may not lawfully be made. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information set forth herein is correct as of any time subsequent to the date hereof or the date of filing of any documents incorporated by reference herein.



(Duke Energy logo appears here)


InvestorDirect
C H O I C E
--------------------------------------------------------------------------------
DUKE ENERGY CORPORATION


COMMON STOCK

(without par value)

PROSPECTUS

JULY  , 1998

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ESTIMATED):


       SEC Filing Fee*.....................................          $ 60,475
       Printing Costs......................................            25,000
       Legal Fees and Expenses.............................            20,000
       Accounting Fees.....................................             5,000
       Listing Fees........................................            30,000
       Blue Sky Fees and Expenses..........................             3,000
       Miscellaneous.......................................             3,000
                                                                       -------
                Total......................................          $146,475
                                                                       =======


 ------------------
 *  Actual

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act and the By-Laws of the Registrant permit indemnification of the Registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. In addition, the Registrant has purchased insurance permitted by the law of North Carolina on behalf of directors, officers, employees or agents which may cover liabilities under the Securities Act of 1933.

ITEM 16. EXHIBITS.

         Exhibits filed herewith:

               EXHIBIT
               NUMBER


               5         -     Opinion of Robert S. Lilien, Esq.


               23(A)     -     Independent Auditors' Consent of Deloitte & Touche LLP.

               23(B)     -     Independent Auditors' Consent of KPMG Peat Marwick LLP.


               23(C)     -     Consent of Robert S. Lilien, Esq. (included in Exhibit 5).

               24(A)     -     Copy of power of attorney authorizing Richard J. Osborne, and others to sign the Registration Statement on behalf of the Registrant and certain of its directors and officers.


               24(B)     -     Certified copy of resolution of the Board of Directors of the Registrant authorizing power of attorney.

         Exhibits incorporated herein by reference:

               EXHIBIT
               NUMBER

               4(A)      -     Restated Articles of Incorporation of Registrant, dated June 18, 1997
                               (incorporated by reference to Exhibit 4(G) of Form S-8 (Registration
                               No. 333-29563) filed by the Registrant on June 19, 1997).



               4(C)      -     By-Laws of Registrant, as amended (incorporated
                               by reference to Exhibit 4(D) of the Registrant's
                               Form S-8 (Registration No. 333-34655) effective
                               August 29, 1997).



ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHARLOTTE, STATE OF NORTH CAROLINA, ON THE 17TH DAY OF JULY, 1998.


                                                     DUKE ENERGY CORPORATION
                                                           REGISTRANT


                                                      By     R. B. Priory
                                                     --------------------------
                                                           R. B. Priory
                                                       CHAIRMAN OF THE BOARD AND
                                                        CHIEF EXECUTIVE OFFICER

               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


      Signature             Title                                      Date


R.B. Priory                  Chairman of the Board and             July 17, 1998
                               Chief Executive Officer
                             (Principal Executive Officer)

Richard J. Osborne           Executive Vice President and          July 17, 1998
                               Chief Financial Officer
                             (Principal Financial Officer)

Jeffrey L. Boyer             Vice President and Corporate          July 17, 1998
                               Controller
                             (Principal Accounting Officer)




Paul M. Anderson
G. Alex Bernhardt
Robert J. Brown
William A. Coley
William T. Esrey
Ann Maynard Gray
Harold S. Hook
                             A Majority of the Directors           July 17, 1998
W.W. Johnson
Max Lennon
Leo E. Linbeck, Jr.
James G. Martin
R.B. Priory
Russell M. Robinson, II





                  Richard J. Osborne, by signing his name hereto, does hereby sign this document on behalf of the Registrant and on behalf of each of the above-named persons pursuant to a power of attorney duly executed by the Registrant and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.


                                                   Richard J. Osborne
                                                  -------------------
                                                   Richard J. Osborne
                                                     Attorney-in-Fact

                                  EXHIBIT INDEX




EXHIBIT
NUMBER

4(A)              Restated Articles of Incorporation of Registrant, dated June
                  18, 1997 (incorporated by reference to Exhibit 4(G) of Form
                  S-8 (Registration No. 333-29563) filed by the Registrant on
                  June 19, 1997).


4(B)              By-Laws of Registrant, as amended (incorporated by reference to Exhibit
                  4(D) of the Registrant's Form S-8 (Registration No. 333-34655) effective
                  August 29, 1997).

5                 Opinion of Robert S. Lilien, Esq.


23(A)             Independent Auditors' Consent of Deloitte & Touche LLP.

23(B)             Independent Auditors' Consent of KPMG Peat Marwick LLP.


23(C)             Consent of Robert S. Lilien, Esq. (included in Exhibit 5).

24(A)             Copy of power of attorney authorizing Richard J. Osborne, and others to sign the Registration Statement on behalf of the Registrant and certain of its directors and officers.


24(B)             Certified copy of resolution of the Board of Directors of the Registrant authorizing power of attorney.

